                                                                    EXHIBIT 23.3


                           CONSENT OF DAVID M. STANTON


  Pursuant to Rule 438 of the Securities Act of 1933, as amended, I hereby consent to the references to me in the Prospectus, which is part of this Registration Statement, regarding my serving as a director of Zilog, Inc. under the circumstances described therein.



                                              /s/ DAVID M. STANTON
                                         -------------------------------
                                                David M. Stanton

San Francisco, California
December 3, 1997